EXHIBIT 5.1


                                        July 11, 1996

          Hayes Wheels International, Inc.
          38481 Huron River Drive
          Romulus, Michigan 48174

                         Re:  Registration on Form S-8 for the
                              1996 Stock Option Exchange Plan of
                              Hayes Wheels International, Inc.

          Ladies and Gentlemen:

                    I am Assistant General Counsel of Hayes Wheels International, Inc., a Delaware corporation (the "Company") and have acted in such capacity in connection with the above-captioned Registration Statement (the "Registration Statement") relating to shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Hayes Wheels International, Inc. 1996 Stock Option Exchange Plan (the "Plan").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, I have
          examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Plan; (iii) the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as currently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company authorizing the issuance of an aggregate of 298,109 shares of Common Stock pursuant to the terms of the Plan.

                    I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

                    This opinion is limited to the general
          corporate laws of the State of Delaware and I express no opinion as to the laws of any jurisdiction other than Delaware; provided, however, that by your receipt and acceptance of this opinion you acknowledge and understand that I am not licensed to practice law in the State of Delaware and that the opinions provided herein are based solely upon my experience as a corporate attorney (licensed to practice law in Michigan), my review of the General Corporation Law of Delaware and the documents referred to above and advice provided by the Company's corporate and securities law counsel.

                    Based upon and subject to the foregoing, I am of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement, and such shares, when issued and paid for in accordance with the terms of the Plan as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Barry J. Miller
                                       _________________________
                                       Barry J. Miller